Employee Restricted Stock Unit Agreement
This Employee Restricted Stock Unit Agreement (the “Agreement”), by and between Univar Inc., a Delaware corporation (the “Company”), and the Employee whose name is set forth on Exhibit A hereto, is being entered into pursuant to the Univar Inc. 2017 Omnibus Equity Incentive Plan (the “Plan”) and is dated as of the date it is accepted and agreed to by the Employee in accordance with Section 6(q). Capitalized terms that are used but not defined herein shall have the respective meanings given to them in the Plan.
The Company and the Employee hereby agree as follows:
Section 1.Grant of Restricted Stock Units. The Company hereby evidences and confirms its grant to the Employee, effective as of the date set forth on Exhibit A hereto (the “Grant Date”), of the number of Restricted Stock Units set forth on Exhibit A hereto. This Agreement is entered into pursuant to, and the Restricted Stock Units granted hereunder are subject to, the terms and conditions of the Plan, which are incorporated by reference and made part of the Agreement. If there is any inconsistency between any provision of this Agreement and any express term of the Plan, the express term of the Plan shall govern.

Section 2.    Vesting of Restricted Stock Units.
(a)    Vesting. Except as otherwise provided in this Section 2, the Restricted Stock Units shall become vested, if at all, in the shares and on the vesting date(s) set forth on Exhibit A hereto (each, a “Vesting Date”), subject to the continued employment of the Employee by the Company or any Subsidiary thereof through such date. Vested Restricted Stock Units shall be settled as provided in Section 3 of this Agreement.
(b)    Effect of Termination of Employment.
(i)    If the Employee’s employment is terminated by reason of the Employee’s death or Disability (such termination, a “Special Termination”), all outstanding unvested Restricted Stock Units shall vest as of the date of such Special Termination. Vested Restricted Stock Units shall be settled as provided in Section 3 of this Agreement.
(ii)    If the Employee’s employment is terminated by reason of the Employee’s Retirement, (x) if such Retirement occurs prior to the first Vesting Date, then any outstanding unvested Restricted Stock Units subject to vesting on the first Vesting Date shall continue to vest in accordance with Section 2(a) as if the Employee’s employment had not terminated, and all other outstanding unvested Restricted Stock Units shall be forfeited and canceled as of the effective date of such Retirement, and (y) if such termination occurs on or after the first Vesting Date, then all outstanding unvested Restricted Stock Units shall continue to vest in accordance with Section 2(a) as if the Employee’s employment had not terminated. For purposes of this Agreement, “Retirement” means a termination of employment by reason of retirement at age 60 or older, upon attainment of a minimum of 65 total age plus service points. Vested Restricted Stock Units shall be settled as provided in Section 3 of this Agreement.
(iii)    Any Other Reason. Upon termination of the Employee’s employment for any reason other than a Special Termination or Retirement (whether initiated by the Company or by the Employee), any unvested Restricted Stock Units shall be forfeited and canceled effective as of the date of such termination.
(c)    Effect of a Change in Control. In the event of a Change in Control, the treatment of any unvested Restricted Stock Units shall be governed by Article XIV of the Plan. For avoidance of doubt, any accelerated vesting of Restricted Stock Units that are subject to Section 409A of the Code shall not accelerate the Settlement Date thereof unless permitted by Section 409A of the Code.
(d)    Discretionary Acceleration. Notwithstanding anything contained in this Agreement to the contrary, the Administrator, in its sole discretion, may accelerate the vesting with respect to any Restricted Stock Units under this Agreement, at such times and upon such terms and conditions as the Administrator shall determine; provided, that, the acceleration of vesting of Restricted Stock Units that are subject to Section 409A of the Code shall not accelerate the Settlement Date thereof unless permitted by Section 409A of the Code.
(e)    No Other Accelerated Vesting. The vesting and settlement provisions set forth in this Section 2, or in Section 3, or expressly set forth in the Plan, shall be the exclusive vesting and exercisability provisions applicable to the Restricted Stock Units and shall supersede any other provisions relating to vesting and exercisability, unless such other such provisions unambiguously and expressly references, in writing, the Plan by name and this Agreement by name and date.
Section 3.    Settlement of Restricted Stock Units.
(a)    Timing of Settlement. Subject to Section 7(a), any outstanding Restricted Stock Units that became vested on a Vesting Date shall be settled into an equal number of shares of Company Common Stock on a date selected by the Company that is within 30 days following such Vesting Date (each such date, a “Settlement Date”).
(b)    Mechanics of Settlement. On each Settlement Date, the Company shall electronically issue to the Employee one whole share of Company Common Stock for each Restricted Stock Unit that then became vested (except as provided in Section 7(a)), and, upon such issuance, the Employee’s rights in respect of such Restricted Stock Unit shall be extinguished. On or before any Settlement Date, at the Company’s request, the Company and the Employee shall enter into a Subscription Agreement that establishes the rights and obligations of the Company and the Employee relating to the shares of Company Common Stock issued in respect of the Restricted Stock Units, in the form then customarily used by the Company under the Plan for such purpose. In the event that there are any fractional Restricted Stock Units that became vested on such date, such fractional Restricted Stock Units shall be settled through a cash payment equal to the portion of Restricted Stock Unit multiplied by the Fair Market Value of the Company Common Stock on such Settlement Date. No fractional shares of Company Common Stock shall be issued.

Section 4.    Securities Law Compliance. Notwithstanding any other provision of this Agreement, the Employee may not sell the shares of Company Common Stock acquired upon settlement of the Restricted Stock Units unless such shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale of such shares must also comply with other applicable laws and regulations governing the Company Common Stock, and the Employee may not sell the shares of Company Common Stock if the Company determines that such sale would not be in material compliance with such laws and regulations.
Section 5.    Restriction on Transfer; Non-Transferability of Restricted Stock Units. The Restricted Stock Units are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than to a trust for the benefit of the Employee or by will or by the laws of descent and distribution to the estate of the Employee upon the Employee’s death. Any purported transfer in violation of this Section 5 shall be void ab initio.
Section 6.    Restrictive Covenants. In consideration of the receipt of the Restricted Stock Units granted pursuant to this Agreement, the Employee agrees to be bound by the covenants set forth in Exhibit B to this Agreement, which are incorporated by reference and made part of the Agreement.
Section 7.    Miscellaneous.
(a)    Tax Matters.
(i)    Tax Withholding. The Company or one of the Subsidiaries shall require the Employee to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding obligations that may arise in connection with the vesting of the Restricted Stock Units and the related issuance of shares of Company Common Stock. Notwithstanding the preceding sentence, if the Employee elects not to remit cash in respect of such obligations, the Company shall retain a number of shares issued in respect of the Restricted Stock Units then vesting that have an aggregate Fair Market Value as of the Settlement Date equal to the amount of such taxes required to be withheld (and the Employee shall thereupon be deemed to have satisfied his or her obligations under this Section 7(a)); provided that the number of such shares retained shall not be in excess of the minimum amount required to satisfy the statutory withholding tax obligations (it being understood that the value of any fractional share of Company Common Stock shall be paid in cash). The number of shares of Company Common Stock to be issued in respect of Restricted Stock

Units shall thereupon be reduced by the number of shares of Company Common Stock so retained. The method of withholding set forth in the immediately preceding sentence shall not be available if withholding in this manner would violate any (1) law or regulation or (2) financing instrument of the Company or any of the Subsidiaries.
(ii)    Compliance with Section 409A of the Code. If the Employee is not eligible for Retirement during the vesting period applicable to the Restricted Stock Units, the Restricted Stock Units are intended to be exempt from Section 409A of the Code. If the Employee is eligible for Retirement during the vesting period applicable to the Restricted Stock Units such that some or all of the Restricted Stock Units are subject to Section 409A of the Code, this Agreement and the Restricted Stock Units shall be administered and interpreted in compliance with Section 409A of the Code to the extent applicable. Notwithstanding the foregoing, if the Company determines that the Restricted Stock Units may not either be exempt from or compliant with Section 409A of the Code, the Company may adopt such amendments or other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate, as applicable, to (x) exempt the Restricted Stock Units from Section 409A of the Code, or (y) comply with the requirements of Section 409A of the Code; provided, however, that there is no obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action. If the Employee is a “specified employee” as defined in Section 409A of the Code as of the Employee’s separation from service, to the extent any Restricted Stock Units are subject to Section 409A of the Code, then to the extent required by Section 409A of the Code, no payments due under this Agreement may be made until the earlier of: (A) the first day of the seventh month following the Employee’s separation from service, or (B) the Employee’s date of death. If this Agreement fails to comply with the requirements of Section 409A of the Code, neither the Company nor any of its Affiliates shall have any liability for any tax, penalty or interest imposed on the Employee by Section 409A of the Code, and the Employee shall have no recourse against the Company or any of its Affiliates for payment of any such tax, penalty or interest imposed by Section 409A of the Code.
(b)    Dividend Equivalents. Unless otherwise determined by the Administrator, in the event that the Company pays any ordinary dividend in cash on a share of Company Common Stock following the Grant Date and prior to an applicable Settlement Date, there shall be credited to the account of the Employee in respect of each outstanding Restricted Stock Unit an amount equal to the amount of such dividend. The amount so credited shall be deferred (without interest, unless the Administrator determines otherwise) until the settlement of such related Restricted Stock Unit and then paid in cash but shall be forfeited upon the forfeiture of such related Restricted Stock Unit.
(c)    Authorization to Share Personal Data. The Employee authorizes the Company or any Affiliate of the Company that has or lawfully obtains personal data relating to the Employee to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent reasonably appropriate in connection with this Agreement or the administration of the Plan.
(d)    No Rights as Stockholder; No Voting Rights. Except as provided in Section 7(b), the Employee shall have no rights as a stockholder of the Company with respect to any shares of Company Common Stock covered by the Restricted Stock Units prior to the issuance of such shares of Company Common Stock.
(e)    No Right to Awards. The Employee acknowledges and agrees that the grant of any Restricted Stock Units (i) is being made on an exceptional basis and is not intended to be renewed or repeated, (ii) is entirely voluntary on the part of the Company and the Subsidiaries and (iii) should not be construed as creating any obligation on the part of the Company or any of the Subsidiaries to offer any Restricted Stock Units or other Awards in the future.
(f)    No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Employee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.
(g)    Interpretation. The Administrator shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award. Any determination or interpretation by the Administrator under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.
(h)    Forfeiture of Awards. The Restricted Stock Units granted hereunder (and gains earned or accrued in connection therewith) shall be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct or Competitive Activity) as may be adopted by the Administrator or the Board from time to time and communicated to the Employee or as required by applicable law, and are otherwise subject to forfeiture or disgorgement of profits as provided by the Plan.
(i)    Consent to Electronic Delivery. By entering into this Agreement and accepting the Restricted Stock Units evidenced hereby, the Employee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Employee pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Restricted Stock Units via Company website or other electronic delivery.
(j)    Binding Effect; Benefits. This Agreement (including Exhibit B hereto) shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(k)    Waiver; Amendment.
(i)    Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.
(ii)    Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Employee and the Company.
(l)    Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other party.
(m)    Applicable Law. This Agreement shall be governed in all respects, including, but not limited to, as to validity, interpretation and effect, by the internal laws of the State of Delaware, without reference to principles of conflict of law that would require application of the law of another jurisdiction.
(n)    Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right he, she or it may have to a trial by jury in respect of any suit,

action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that he, she or it and the other party hereto have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 7(n).
(o)    Limitations of Actions. No lawsuit relating to this Agreement may be filed before a written claim is filed with the Administrator and is denied or deemed denied as provided in the Plan and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.
(p)    Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(q)    Acceptance of Restricted Stock Units and Agreement. The Employee has indicated his or her consent and acknowledgement of the terms of this Agreement pursuant to the instructions provided to the Employee by or on behalf of the Company. The Employee acknowledges receipt of the Plan, represents to the Company that he or she has read and understood this Agreement and the Plan, and, as an express condition to the grant of the Restricted Stock Units under this Agreement, agrees to be bound by the terms of both this Agreement and the Plan. The Employee and the Company each agrees and acknowledges that the use of electronic media (including, without limitation, a clickthrough button or checkbox on a website of the Company or a third-party administrator) to indicate the Employee’s confirmation, consent, signature, agreement and delivery of this Agreement and the Restricted Stock Units is legally valid and has the same legal force and effect as if the Employee and the Company signed and executed this Agreement in paper form. The same use of electronic media may be used for any amendment or waiver of this Agreement.

Exhibit A to
Employee Restricted Stock Unit Agreement

Employee:    %%FIRST_NAME%-% %%LAST_NAME%-%

Grant Date:    %%OPTION_DATE,’Month DD, YYYY’%-%

Restricted Stock Units granted hereby:    %%TOTAL_SHARES_GRANTED,'999,999,999'%-%

Vesting Date	Shares Vesting
%%VEST_DATE_PERIOD1,’Month DD, YYYY’%-%	%%SHARES_PERIOD1,'999,999,999'%-%
%%VEST_DATE_PERIOD2,’Month DD, YYYY’%-%	%%SHARES_PERIOD2,'999,999,999'%-%
%%VEST_DATE_PERIOD3, ’Month DD, YYYY’%-%	%%SHARES_PERIOD3,'999,999,999'%-%

Exhibit B to
Employee Restricted Stock Unit Agreement
Restrictive Covenants
Section 1 Confidential Information.
1.1    The Employee recognizes that the success of the Company and its current or future Affiliates depends upon the protection of information or materials that are confidential and/or proprietary. “Confidential Information” means information or materials that (a) are identified as being confidential or proprietary at the time of disclosure to the Employee (or upon notice thereafter) or (b) should, based on their nature or the circumstances surrounding such disclosure, reasonably be deemed confidential. Confidential Information includes, without limitation, information to which the Employee has access while employed by the Company whether recorded in any medium or merely memorized. By way of example, “Confidential Information” includes without limitation, and whether or not such information is specifically designated as confidential or proprietary: all business plans and marketing strategies; information concerning existing and prospective markets, suppliers and customers; financial information; information concerning the development of new products and services; and technical and non-technical data related to software programs, design, specifications, compilations, Inventions (as defined in Section 3.1), improvements, patent applications, studies, research, methods, devices, prototypes, processes, procedures and techniques. Confidential Information expressly includes information provided to the Company or its Affiliates by third parties under circumstances that require them to maintain the confidentiality of such information. Notwithstanding the foregoing, the Employee shall have no confidentiality obligation with respect to disclosure of any Confidential Information that (a) was, or at any time becomes, available in the public domain other than through a violation of this Agreement or (b) the Employee can demonstrate by written evidence was furnished to the Employee by a third party in lawful possession thereof and who was not under an obligation of confidentiality to the Company or any of its Affiliates.
1.2    The Employee agrees that during the Employee’s employment and after termination of employment irrespective of cause, the Employee will use Confidential Information only for the benefit of the Company and its Affiliates. Notwithstanding the foregoing, the Employee may disclose Confidential Information as (a) authorized by applicable law (including, but not limited to, any disclosure of information that satisfies the procedures in SEC Regulation § 240.21F-17) or (b) as required pursuant to an order or requirement of a court, administrative agency or other government body.
1.3    The Employee hereby assigns to the Company any rights the Employee may have or acquire in such Confidential Information and acknowledges that all

Confidential Information shall be the sole property of the Company and/or its Affiliates or their assigns.
1.4    There are no rights granted or any understandings, agreements or representations between the parties hereto, express or implied, regarding Confidential Information that are not specified herein.
1.5    The Employee’s obligations under this Section 1 are in addition to any obligations that the Employee has under state or federal law.
1.6    The Employee agrees that in the course of the Employee’s employment with the Company, the Employee will not violate in any way the rights that any entity, including former employers, has with regard to trade secrets or proprietary or confidential information.
1.7    The Employee’s obligations under this Section 1 are indefinite in term and shall survive the termination of this Agreement.
Section 2 Return of Company Property.
2.1    The Employee acknowledges that all tangible items containing any Confidential Information, including without limitation memoranda, photographs, records, reports, manuals, drawings, blueprints, prototypes, notes, documents, drawings, specifications, software, media and other materials, including any copies thereof (including electronically recorded copies), are the exclusive property of the Company or its applicable Affiliate, and the Employee shall deliver to the Company all such material in the Employee’s possession or control upon the Company’s request and in any event upon the termination of the Employee’s employment with the Company. The Employee shall also return any keys, equipment, identification or credit cards, or other property belonging to the Company or its Affiliates upon termination of the Employee’s employment or request.
Section 3 Inventions.
3.1    The Employee understands and agrees that all Inventions are the exclusive property of the Company. As used in this Agreement, “Inventions” shall include without limitation ideas, discoveries, developments, concepts, inventions, original works of authorship, trademarks, mask works, trade secrets, ideas, data, information, know-how, documentation, formulae, results, prototypes, designs, methods, processes, products and techniques, improvements to any of the foregoing, and all other matters ordinarily intended by the words “intellectual property,” whether or not patentable, copyrightable, or otherwise able to be registered, that are developed, created, conceived of or reduced to practice (a) by the Employee, alone or with others, (b) during the Employee’s employment with the Company or Affiliates, whether or not during working hours, or within three (3) months thereafter and (c) related to the Company’s then existing or proposed business. In recognition of the Company’s ownership of all Inventions, the Employee shall make prompt and full disclosure to the Company of, will hold in trust for the sole benefit of the Company, and (subject to Section 3.2 below) herby assigns, and agrees to assign in the future, exclusively to the Company all of the Employee’s right, title, and interest in and to any and all such Inventions.
3.2    NOTICE REQUIRED BY REVISED CODE OF WASHINGTON 49.44.140: The Employee understands that the Employee’s obligation to assign inventions shall not apply to any inventions for which no equipment, supplies, facilities, or trade secret information of the Company was used and that was developed entirely on the Employee’s own time, unless (a) the invention relates (i) directly to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the Employee for the Company.
3.3    To the extent any works of authorship created by the Employee made within the scope of employment may be considered “works made for hire” under United States copyright laws, they are hereby agreed to be works made for hire. To the extent any such works do not qualify as a “work made for hire” under applicable law, and to the extent they include material subject to copyright, the Employee hereby irrevocably and exclusively assigns and conveys all rights, title and interests in such works to the Company subject to no liens, claims or reserved rights. The Employee hereby waives any and all “moral rights” that may be applicable to any of the foregoing, for any and all uses, alterations, and exploitation hereof by the Company, or its Affiliates, or their successors, assignees or licensees. To the extent that any such “moral rights” may not be waived in accordance with law, the Employee agrees not to bring any claims, actions or litigation against the Company or its Affiliates, or their successors, assignees or licensees, based on or to enforce such rights. Without limiting the preceding, the Employee agrees that the Company may in its discretion edit, modify, recast, use, and promote any such works of authorship, and derivatives thereof, with or without the use of the Employee’s name or image, without compensation to the Employee other than that expressly set forth herein.
3.4    The Employee hereby waives and quitclaims to the Company any and all claims of any nature whatsoever that the Employee now or hereafter may have for infringement of any patent or patents from any patent applications for any Inventions. The Employee agrees to cooperate fully with the Company and take all other such acts requested by the Company (including signing applications for patents, assignments, and other papers, and such things as the Company may require) to enable the Company to establish and protect its ownership in any Inventions and to carry out the intent and purpose of this Agreement, during the Employee’s employment or thereafter. If the Employee fails to execute such documents by reason of death, mental or physical incapacity or any other reason, the Employee hereby irrevocably appoints the Company and its officers and agents as the Employee’s agent and attorney-in-fact to execute such documents on the Employee’s behalf.
3.5    The Employee agrees that there are no Inventions made by the Employee prior to the Employee’s employment with the Company and belonging to the Employee that the Employee wishes to have excluded from this Section 3 (the “Excluded Inventions”). If during the Employee’s employment with the Company, the Employee uses in the specifications or development of, or otherwise incorporates into a product, process, service, technology, or machine of the Company or its Affiliates, or otherwise uses any invention, proprietary know-how, or other intellectual property in existence before the commencement date of Employee’s employment with the Company or any Affiliate owned by the Employee or in which the Employee has any interest (“Existing Know-How”), the Company or its Affiliates, as the case may be, is hereby granted and shall have a non-exclusive, royalty-free, fully paid up, perpetual, irrevocable, worldwide right and license under the Existing Know-How (including any patent or other intellectual property rights therein) to make, have made, use, sell, reproduce, distribute, make derivative works from, publicly perform and display, and import, and to sublicense any and all of the foregoing rights to that Existing Know-How (including the right to grant further sublicenses) without restriction as to the extent of the Employee’s ownership or interest, for so long as such Existing Know-How is in existence and is licensable by the Employee.
Section 4 Nonsolicitation and Noncompetition.
4.1    During the Employee’s employment with the Company, and for a period expiring eighteen (18) months after the termination of the Employee’s employment (the “Restrictive Period”), regardless of the reason, if any, for such termination, the Employee shall not, in the United States, Western Europe or Canada, directly or indirectly:
(a)    solicit or entice away or in any other manner persuade or attempt to persuade any officer, employee, consultant or agent of the Company or any of its Affiliates to alter or discontinue his or her relationship with the Company or its Affiliates;
(b)    solicit from any person or entity that was a customer of the Company or any of its Affiliates during the Employee’s employment with the Company, any business of a type or nature similar to the business of the Company or any of its Affiliates with such customer;
(c)    solicit, divert, or in any other manner persuade or attempt to persuade any supplier of the Company or any of its Affiliates to discontinue its relationship with the Company or its Affiliates;
(d)    solicit, divert, take away or attempt to solicit, divert or take away any customers of the Company or its Affiliates; or

(e)    engage in or participate in the chemical distribution or logistics business.
4.2    Nothing in Section 4.1 limits the Employee’s ability to hire an employee of the Company or any of its Affiliates in circumstances under which such employee first contacts the Employee regarding employment and the Employee does not violate any of subsections 4.1(a), 4.1(b), 4.1(c), 4.1(d) or 4.1(e) herein.
4.3    The Company and the Employee agree that the provisions of this Section 4 do not impose an undue hardship on the Employee and are not injurious to the public; that this provision is necessary to protect the business of the Company and its Affiliates; that the nature of the Employee’s responsibilities with the Company under this Agreement provide and/or will provide the Employee with access to Confidential Information that is valuable and confidential to the Company and its Affiliates; that the Company would not grant Restricted Stock Units to the Employee if the Employee did not agree to the provisions of this Section 4; that this Section 4 is reasonable in terms of length of time, geographic scope and nature of restricted activities; and that adequate consideration supports this Section 4. In the event that a court determines that any provision of this Section 4 is unreasonably broad or extensive, the Employee agrees that such court should narrow such provision only to the extent necessary to make it reasonable and enforce the provisions as narrowed.
4.4    Clawback.
(a)    Without limiting the generality of the remedies available to the Company pursuant to Section 4.3, if, during the Restrictive Period, the Employee, except with the prior written consent of the Board, materially breaches the restrictive covenants contained in Section 4, the Employee shall pay to the Company in cash any gain the Employee realized in cash in connection with the vesting of the Restricted Stock Units, the related issuance of shares of Company Common Stock and the sale of Common Stock within the eighteen-month period (or such other period as determined by the Board) ending on the date of the Employee’s breach. This right of recoupment is in addition to any other remedies the Company may have against the Employee for the Employee’s breach of the restrictive covenants contained in this Section 4. The Employee’s obligations under this Exhibit B shall be cumulative (but not duplicative, nor operate to extend the length of any such obligations) of any similar obligations the Employee has under the Plan, the Agreement or any other agreement with the Company or any Affiliate.
Section 5 Definitions. As used in this Exhibit B, capitalized terms that are not defined herein have the respective meaning given in the Plan or the Agreement.